Exhibit 99.2

CHARTER FOR THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

OF

SULPHCO, INC.

Adopted January 4, 2008

CHARTER FOR THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
OF
SULPHCO, INC.

1.	PURPOSE

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of SulphCo, Inc. (the “Corporation”) shall be to:

-	Review and make recommendations to the Board regarding matters concerning corporate governance;

-	Review the composition and evaluate the performance of the Board, recommend persons for election to the Board;

-
Review the composition of committees of the Board and recommend persons to be members of such committees, and review and maintain compliance of committee membership with applicable regulatory requirements; and

-	Review conflicts of interest of members of the Board and corporate officers.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.	MEMBERSHIP AND ORGANIZATION

Composition. The Committee shall consist of no fewer than three members of the Board. All members of the Committee shall be appointed by a majority of the Board and shall be independent of the Corporation and its affiliates, shall have no relationship to the Corporation or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed to be “independent directors” as defined in Section 121A of the American Stock Exchange’s Company Guide (the “Amex Guide”) and the applicable Securities and Exchange Commission (the “SEC”) rules, particularly Rule 10A-3, of the Securities Exchange Act of 1934.

The Board may designate one member of the Committee as its Chairperson. The Committee may form and delegate authority to subcommittees, consisting of no less than two members of the Committee, when appropriate. No member of the Committee shall be removed except by a majority vote of the directors then in office.

Meetings. The Committee may establish its own meeting schedule, which it will provide to the Board. Special meetings may be convened as required. The Committee, or its Chairperson, shall report to the Board on the results of these meetings. The Committee may invite to its meetings other Directors, Corporation management and such other persons, as the Committee deems appropriate in order to carry out its responsibilities. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

3.	RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

-	Develop principles of corporate governance and recommend them to the Board for its consideration and approval;

-	Review annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with; and

-	Oversee compliance by the Board and its committees with applicable laws and regulations, including the rules of the Amex Guide and regulations promulgated by the SEC.

Composition of the Board of Directors, Evaluation and Nominating Activities

-	Review the composition and size of the Board;

-
Determine the criteria for membership on the Board, with the objective of having a Board with relevant business and personal experience. The selection of qualified directors is crucial to the success of the Corporation. Included in the criteria which the Committee shall consider in evaluating members of its Board are: (1) a general understanding of marketing, finance and corporate practices relevant to a public company; (2) issues of character, judgment, independence, diversity, age, length of service, and other commitments outside the Corporation; (3) an understanding of the Corporation’s business and technology; (4) educational and professional background; and (5) a demonstrated concern for the long-term interests of the stockholders. The Committee shall evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best manage the Corporation’s business and represent stockholder interests.

-	Conduct an annual evaluation of the Board as a whole;

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Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the bylaws; in performing these duties, the Committee shall have the authority to retain any search firm to be used to identify candidates for the Board and shall have sole authority to approve the search firm’s fees and other retention terms;

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Evaluate the performance of individual members of the Board eligible for re-election, and recommend the Director nominees for election to the Board by the stockholders at the annual meeting of stockholders; and

Committees of the Board of Directors

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Periodically review the composition of each committee of the Board and make recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees; and

-	Recommend to the Board persons to be members of the various committees.

Conflicts of Interest

-	Review and monitor compliance with the Corporation’s Code of Business Conduct and Ethics;

-	Consider questions of possible conflicts of interest of members of the Board and of corporate officers; and

-	Review actual and potential conflicts of interest of members of the Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

4.	EVALUATION OF THE COMMITTEE

The Committee shall on an annual basis, evaluate its performance under this Charter. The Committee shall address all matters that the Committee considers relevant to its performance. The Committee shall deliver a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

5.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.